                                                                    EXHIBIT 4(f)

                          [FACE OF DEPOSITARY RECEIPT]

                               DEPOSITARY RECEIPT
                             FOR DEPOSITARY SHARES,
               EACH CONSTITUTING A ONE-TENTH OWNERSHIP INTEREST IN
                      ONE SHARE OF $12.40 PREFERRED STOCK,
                       CONVERTIBLE SERIES L, NO PAR VALUE
                                       OF
                       THE WASHINGTON WATER POWER COMPANY
                    Effective January 1, 1999, to be known as
                               AVISTA CORPORATION
            (Incorporated under the Laws of the State of Washington)

      NUMBER                                    DEPOSITARY SHARES
     --------                                   -----------------

                                                (Each Depositary Share
                                                constitutes a one-tenth
                                                ownership interest in one
                                                share of $12.40 Preferred
                                                Stock, Convertible Series L,
                                                no par value)

                                                CUSIP 940688 __ _

     The Bank of New York, a New York State trust company, as Depositary (the "Depositary"), hereby certifies that is the registered owner of

Depositary Shares (the "Depositary Shares"), each Depositary Share constituting a one-tenth ownership interest in one share of $12.40 Preferred Stock, Convertible Series L, no par value (the "New Preferred Stock"), of The Washington Water Power Company, a corporation duly organized and existing under the laws of the State of Washington (effective January 1, 1999, to be known as Avista Corporation) (the "Company"), deposited with the Depositary, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of New Preferred Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the New Preferred Stock represented thereby, including the dividend, voting, liquidation and other rights contained in the Articles of Amendment to the Company's Restated Articles of Incorporation, as amended, establishing the rights, preferences, privileges and limitations of the New Preferred Stock (the "Articles of Amendment"), copies of which are on file at the Depositary's office


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located at the time of the execution of the Deposit Agreement at 101 Barclay
Street, New York, New York 10286 (such office or the corporate trust office of the Depositary at which its business in respect of matters governed by the Deposit Agreement is administered at any later time, being at the relevant time, the "Corporate Office").

     This Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Depositary Receipt shall have been executed manually or, if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

     The Depositary is not responsible for the validity of any deposited New Preferred Stock. The Depositary assumes no responsibility for the correctness of the foregoing description which can be taken as a statement of the Company summarizing certain provisions of the Deposit Agreement. Unless expressly set forth in the Deposit Agreement, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any New Preferred Stock at any time deposited with the Depositary under the Deposit Agreement or of the Depositary shares or the Depositary Receipts (except for its countersignature thereon), as to the validity or sufficiency of the Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of the Depositary Receipts in and to the Depositary Shares.

     A full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock which the Company is authorized to issue, and of the variations in the relative rights, limitations and preferences between the shares of each series of preferred stock so far as the same have been fixed and determined and of the authority of the Board of Directors to fix and determine the relative rights, limitations and preferences of subsequent series, will be furnished to any shareholder without charge upon request in writing to the Corporate Secretary of the Company.

     This Depositary Receipt is continued on the reverse hereof and the additional provisions herein set forth for all purposes have the same effect as if set forth at this place.

Dated:                                    THE BANK OF NEW YORK

                                          By
                                            ---------------------------------
                                            Authorized Signatory

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                         [REVERSE OF DEPOSITARY RECEIPT]

     1. The Deposit Agreement. Depositary Receipts (the "Depositary Receipts"), of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of _______, 1998 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Depositary Receipts issued thereunder, each of whom by accepting a Depositary Receipt agrees to be bound by all the terms and conditions thereof. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Depositary's Agent) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary.

     The statements made on the face and reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

     2. Conversions of New Preferred Stock. Whenever the Company shall convert New Preferred Stock into Common Stock in accordance with the Articles of Amendment, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than five business days prior notice of the proposed date of the mailing of the notice of conversion to be effected in connection with such conversion.

     The Depositary shall, as directed by the Company, mail, first class postage prepaid, the notice of the conversion of New Preferred Stock not less than 15 and not more than 60 days prior to the date fixed for conversion (the "conversion date") of such New Preferred Stock. Such notice shall be mailed to each holder of record as provided in paragraph 13 below of the Depositary Receipts.

     Notice having been mailed by the Depositary as aforesaid, from and after the conversion date, the Depositary Shares shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any cash upon conversion) shall cease and terminate. Upon surrender in accordance with said notices of each Depositary Receipt evidencing Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), each such Depositary Share shall be exchanged for shares of Common Stock at a rate equal to one-tenth of the number of shares of Common Stock into which each share of New Preferred Stock shall have been converted; provided, however, that no fractional shares of Common Stock shall be distributed.

     3. Surrender of Depositary Receipts and Withdrawal of New Preferred Stock or Common Stock. Upon surrender of this Depositary Receipt to the Depositary at the Corporate Office, or at such other office as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, to or

                                        3


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upon the order of such holder, of any or all of the New Preferred Stock (but only whole shares) and all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Depositary Receipt, but holders of any such shares of New Preferred Stock will not thereafter be entitled to deposit such shares of New Preferred Stock thereunder or to receive Depositary Shares therefor. If, prior to a conversion, the Depositary Receipt or Depositary Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of New Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of New Preferred Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.

     4. Transfers, Split-ups, Combinations. Subject to paragraphs 5, 6 and 7 below, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

     5. Conditions to Signing and Delivery, Transfer, etc., of Depositary Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to New Preferred Stock being withdrawn or with respect to Common Stock of the Company being issued upon conversion); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any holder of this Depositary Receipt may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of this Depositary Receipt, the transfer or exchange of this Depositary Receipt, the withdrawal of the New Preferred Stock or the Common Stock, as applicable, represented by the Depositary Shares evidenced by this Depositary Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     6. Suspension of Delivery, Transfer, etc. The transfer, split-up, combination, surrender or exchange of this Depositary Receipt may be suspended
(i) during any period when

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the register of shareholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. The Depositary shall not be required to issue, transfer or exchange any Depositary Receipts for a period beginning at the opening of business 15 days next preceding the date of the selection of New Preferred Stock to be converted and ending at the close of business on the day of the mailing of notice of conversion of New Preferred Stock.

     7. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Depositary Receipt, the Depositary Shares evidenced by this Depositary Receipt, the New Preferred Stock (or any fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section
4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer of this Depositary Receipt or any withdrawal of the New Preferred Stock represented by the Depositary Shares evidenced by this Depositary Receipt may be refused and any dividend or other distribution may be withheld. Any dividend or other distribution so withheld may be applied to any payment of such tax or other governmental charge, the holder of this Depositary Receipt remaining liable for any deficiency.

     8. Amendment. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees, taxes or charges upon holders of Depositary Receipts (other than fees and charges provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Depositary Receipts, shall not become effective as to outstanding Depositary Receipts until the expiration of 30 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Receipts. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of paragraphs 2, 3, 6 and 7 hereof and of Sections 2.03, 2.06, 2.07 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Depositary Receipt to surrender this Depositary Receipt with instructions to the Depositary to deliver to the holder the New Preferred Stock or Common Stock, as applicable, and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     9. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing New Preferred Stock, holders of Depositary Receipts or other persons.

                                        5


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     10. Title to Depositary Receipts. It is a condition of this Depositary
Receipt, and every successive holder hereof by accepting or holding the same, consents and agrees, that title to this Depositary Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     11. Cash Dividends and Distributions. Whenever any cash dividend or other cash distribution shall be paid on the New Preferred Stock, the Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) will, subject to the provisions of the Deposit Agreement, make such distribution to record holders of Depositary Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in the event the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the New Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Shares held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

     12. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose name New Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary or the Company to the record holders of Depositary Receipts if the Company so directs in such manner as the Company shall instruct.

     13. Notice of Dividends, Fixing of Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the New Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of New Preferred Stock are entitled to vote or of which holders of New Preferred Stock are entitled to notice or any solicitation of consents in respect of the New Preferred Stock, or any

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event of which holders of New Preferred Stock are entitled to notice in accordance with the Articles of Amendment, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the New Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (y) who shall be entitled to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (z) who shall be entitled to receive notice of any conversion or other event.

     14. Voting Rights. Promptly upon receipt of notice of any meeting at which the holders of New Preferred Stock are entitled to vote, the Depositary (unless another arrangement for allowing holders of Depositary Shares to exercise the voting rights associated with the Depositary Shares is agreed by the Company and the Depositary), shall mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Depositary Receipts at the close of business on a specified record date determined as provided in paragraph 13 will be entitled, subject to any applicable provision of law, the Restated Articles of Incorporation or the Articles of Amendment, to instruct the Depositary as to the exercise of the voting rights with respect to the number of shares of New Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted with respect to the amount of New Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt in accordance with the instructions set forth in such request. The Depositary will abstain from voting with respect to the New Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Receipts.

     15. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Depositary Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holders of New Preferred Stock and made generally available to the holders of New Preferred Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times during normal business hours will be opened for inspection by the record holders of the Depositary Receipts as and to the extent provided by applicable law.

     16. Liability of the Depositary, the Depositary's Agent and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Restated Articles of Incorporation or the Articles of Amendment or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be

                                        7


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prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Depositary Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reasons of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

     17. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Depositary Receipt to holders of Depositary Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and other than for its negligence, bad faith or willful misconduct.

     Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to New Preferred Stock, Depositary Shares or Depositary Receipts or Common Stock or other securities or property that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

     18. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding New Preferred Stock shall have been converted as contemplated in Section 2.03 of the Deposit Agreement or (ii) there shall have been made a final distribution in respect of the New Preferred Stock (or the Common Stock into which the New Preferred Stock shall have been converted) in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been made to the holders of Depositary Shares pursuant to Section 4.01 or 4.02 of the Deposit Agreement, as applicable. The Company and the Depositary will undertake to terminate the Deposit Agreement as soon as reasonable practicable after any such conversion or distribution. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 of the Deposit Agreement.

     If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

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     19. Governing Law. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                                        9


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                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the ______________within Depositary Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints _______________his attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:                     Signature:
                                     ------------------------------------------
                                                     NOTE:      The signature to
                                                                this assignment
                                                                must correspond
                                                                with the name as
                                                                written upon the
                                                                face of the
                                                                Depositary
                                                                Receipt in every
                                                                particular,
                                                                without
                                                                alteration or
                                                                enlargement, or
                                                                any change
                                                                whatever.

Signature Guarantee:


-----------------------------

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